Harbin Universal Technology Development Co. Ltd.
No. 18 Dalian Rd.
Haping Road Centralized Industrial Park
Harbin Develop (150060) China

October 11, 2005

R. Chris Cottone
Greentree Financial Group, Inc.
555 S. Powerline Rd.
Pompano Beach, FL 33069 U.S.A.

Dear Mr. Cottone:

Our attorney, Robert Brantl, has communicated to you our desire to terminate Yinhai's relationship with Greentree Financial Group. Mr. Brantl is authorized to make arrangements with you regarding the fee payable to Greentree for its services.

Please wire the remaining funds that we deposited with Greentree to Mr. Brantl's attorney escrow bank account. Mr. Brantl will provide you the instructions.

Yours

Tian Ling
Chairman